UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2023
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Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events.

On May 15, 2023, Blue Apron Holdings, Inc. (the “Company”) entered into a non-binding letter of intent (the “LOI”) with FreshRealm, Inc. (“FreshRealm”), which contemplates FreshRealm’s acquisition of the fulfillment equipment and other production assets of the Company (collectively, the “Production & Fulfillment Business”) and the Company’s entry into an expanded commercial relationship with FreshRealm that is intended to serve the Company’s customers and grow the Company’s business (such potential transaction, the “Transaction”).

Following the Transaction, Blue Apron plans to continue to drive its core direct-to-consumer business, including the creation and marketing of its product, customer data, customer support and consumer technology.

Asset Purchase Agreement

The LOI contemplates that the parties will enter into an asset purchase agreement (the “Asset Purchase Agreement”) pursuant to which FreshRealm will: (i) acquire the Company’s production and fulfillment assets (the “Production & Fulfillment Assets”); (ii) assume tenancy at the Company’s facilities in Linden, New Jersey and Richmond, California (collectively, the “Facilities”) and certain related contracts and licenses mutually agreed by the parties relating to fulfillment operations; (iii) hire certain executives, managers and employees of the Company; (iv) enter into certain commercial agreements with the Company (the “Commercial Agreements”), including a Production and Fulfillment Agreement (as defined below), a License Agreement (as defined below) and a Transition Services Agreement (as defined below).

Subject to certain assumptions set forth in the LOI, the LOI contemplates that FreshRealm will pay the Company a cash payment of $25.0 million at the closing of the Transaction. The LOI also contemplates that FreshRealm will pay the Company $4.0 million in milestone payments upon the achievement of certain financial plan targets and satisfactory completion of the Company’s performance under the Transition Services Agreement, and an additional $3.5 million, net of any amounts withheld for the satisfaction of any indemnification obligations of the Company. Lastly, the LOI provides the Company will have the opportunity to receive up to an additional $17.5 million in earnout payments comprised of two parts: (i) a volume earnout based on meal kits that are ordered by customers; and (ii) a new product initiatives earnout based on sales of heat-and-eat and other non-box convenience products and any new products sold by FreshRealm to the Company under the Commercial Agreements.

The LOI further contemplates that, at the closing of the Transaction, the Company will issue to FreshRealm warrants to purchase common stock with an exercise price equal to $0.01 per share (the “Warrants”) exercisable for a number of shares equal to 19.9% of the Company’s then-outstanding common stock as of the close of business on the date of closing of the Transaction. The LOI indicates that (i) the Warrants will vest automatically upon the eighteen (18) month of the anniversary of the closing, subject to certain earlier vesting conditions; (ii) the Warrants will be subject to an eighteen (18) month standstill and lock-up, subject to customary exceptions; (iii) the Company will grant FreshRealm customary registration rights for the Warrants; and (iv) in no event will FreshRealm be able to exercise the Warrants if such exercise would cause FreshRealm to beneficially own more than 19.9% of the Company’s outstanding shares.

Production and Fulfillment Agreement

In connection with the Transaction, the parties expect to enter into a production and fulfillment agreement (the “Production and Fulfillment Agreement”) pursuant to which FreshRealm will be the exclusive provider for all production and fulfillment needs associated with the Company’s meal kit products, subject to certain exceptions. The parties expect that the Production & Fulfillment Agreement will have an initial term of ten (10) years, subject to customary termination rights, and will automatically renew unless either party provides eighteen (18) months advance notice to the other party.

License Agreement

At the closing of the Transaction, the Company and FreshRealm expect to enter into an exclusive license agreement (the “License Agreement”) relating to the Company’s trademarks, tradenames, recipes and images (the “Licensed IP”) to permit FreshRealm to make and sell Company-branded prepared meals into all channels other than direct-to-consumer (collectively, the “Retail Products”). The License Agreement is expected to be royalty bearing with an initial term of ten (10) years, subject to customary termination rights, which will automatically renew unless either party provides eighteen (18) months advance notice to the other party.

Transition Services Agreement

At the closing of the Transaction, the Company and FreshRealm expect to enter into a customary transition services agreement (the “Transition Services Agreement”), pursuant to which the Company will conduct certain operations at each of the Facilities on FreshRealm’s behalf for a transition period continuing through September 30, 2023 or the transition of operations to FreshRealm, whichever is earlier (the “TSA Period”), as to the extent reasonably requested by FreshRealm, using certain of the Company’s personnel, production and fulfillment reporting and controls, IT systems, and other transitional support as mutually agreed, subject to mutually agreed extensions of the TSA Period. FreshRealm and the Company expect to form a joint integration and management planning team to facilitate the transition of the Production & Fulfillment Business prior to closing of the Transaction, under the Transition Services Agreement, and with respect to the ongoing activity between the parties under the Commercial Agreements.

Closing

Consummation of the Transaction will be subject to the receipt of necessary consents and approvals from third parties. Each party’s obligation to close the Transaction will also be subject to customary conditions, including regarding the accuracy of the representations and warranties of the other party and the performance in all material respects by the other party of its obligations under the Asset Purchase Agreement required to be performed on or prior to the closing date of the Transaction.

Completion of the Transaction is subject to, among other matters, the satisfactory completion of FreshRealm’s due diligence, the negotiation and execution of definitive forms of the contemplated Asset Purchase Agreement, Production and Fulfillment Agreement, License Agreement and Transition Services Agreement, and approval of the Transaction by the boards of directors of the Company and FreshRealm. The LOI contemplates that the Transaction will be closed on or before June 9, 2023.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release of Blue Apron Holdings, Inc. dated May 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K includes statements concerning the Company and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," “will,” "should," “would,” "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. The forward-looking statements in this Current Report on Form 8-K are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions including, without limitation, the ability of the Company to enter into definitive agreements with FreshRealm in connection with the transactions described in this Current Report on Form 8-K by June 9, 2023, if at all; the sufficiency of the Company’s cash resources and its ability to continue to operate as a going concern in the event that prior to the middle of June 2023, (i) the FreshRealm transaction does not close, (ii) the Company is unable to obtain sufficient additional funding or raise additional capital including through its February 2023 at-the-market offering or otherwise, (iii) RJB Partners, LLC, and certain other affiliates of Joseph N. Sanberg do not fund their remaining respective obligations under the $56.5 million private placement and $12.7 million gift card transaction, (iv) the Company is unable to dispose of some or all of the pledged securities securing the RJB private placement obligation in a private or other sale and receive cash proceeds sufficient to meet its near-term obligations, and (v) the Company is unable to realize the anticipated benefits from identified, or to be identified, expense reductions or incur unforeseen additional cash expenses; the Company’s ability to successfully execute its business without its fulfillment and production assets; the ability of the Company to successfully and efficiently transition its fulfillment and production assets to FreshRealm; the ability of FreshRealm to continue to fulfill the Company’s meal-kit products in a manner consistent with the Company’s brand standard, if at all, the Company’s ability to achieve the anticipated benefits of the FreshRealm transaction for the Company’s stockholders; the Company’s ability, including the timing and extent, to successfully support the execution of its strategy; the Company’s ability to cost-effectively attract new customers and retain existing customers (including on the one hand, its ability to execute its marketing strategy with a reduced marketing budget, or on the other hand, its ability to sustain any increase in demand the Company may experience), and its ability to continue to expand its product offerings and distribution channels; the Company’s ability to sustain any increase in demand and/or ability to continue to execute operational efficiency practices announced in December 2022, including managing its corporate workforce reduction costs and the impact of its workforce reduction on executing its strategy; the Company’s expectations regarding, and the stability of, its supply chain, including potential shortages, interruptions or continued increased costs in the supply or delivery of ingredients to the Company, or following the FreshRealm transaction, to FreshRealm, and parcel and freight carrier interruptions or delays and/or higher freight or fuel costs, as a result of inflation or otherwise; the Company’s ability to respond to changes in consumer behaviors, tastes and preferences that could lead to changes in demand, including as a result of, among other things, the impact of inflation or other macroeconomic factors, and to some extent, long-term impacts on consumer behavior and spending habits; the Company’s ability to attract and retain qualified employees and personnel in sufficient numbers; the Company’s ability to effectively compete; the Company’s ability to maintain and grow the value of its brand and reputation; any material challenges in employee recruiting and retention, any prolonged closures, or series of temporary closures, of one or both of the fulfillment centers it operates or to be operated by FreshRealm, supply chain or carrier interruptions or delays, and any resulting need to cancel or shift customer orders; the Company’s ability to achieve its environmental, social and corporate governance goals on its anticipated timeframe, if at all; the Company’s ability, and following the FreshRealm transaction, the Company’s reliance on FreshRealm, to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; the Company’s ability to comply with modified or new laws and regulations applying to its business, or the impact that such compliance may have on its business; the Company’s vulnerability to adverse weather conditions, natural disasters, wars, and public health crises, including pandemics; the Company’s ability to protect the security and integrity of its data and protect against data security risks and breaches; the Company’s ability to obtain and maintain intellectual property protection; and other risks more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 4, 2023 and in other filings that the Company may make with the SEC in the future. The Company assumes no obligation to update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of any new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: May 16, 2023	By:	/s/ Linda Findley
Linda Findley
President and CEO